Morgan Stanley Aggressive Equity Fund
                     Item 77(o) 10f-3 Transactions
                   July 1, 2001 - December 31, 2001

Security  Date of   Price    Shares  % of   Total          Purcha  Broker
          Purchase  Of       Purcha  Assets Issued         sed
                    Shares   sed                           By
                                                           Fund
Anthem    10/29/01   $36.00  44,200  0.189%  $1,728,000,0  0.092%  Goldman
Inc.                                                   00          Sachs
Prudentia 12/18/01   $27.50  73,300  0.240%  $3,025,000,0  0.067%  Goldman
l                                                      00          Sachs
Financial
s
          10/25/01   $33.25  86,300  0.340%  $964,250,000  0.298%  Credit
Raytheon                                                           Suisse
Co.                                                                First
                                                                   Boston
XL        11/01/01   $89.00  18,200  0.192%  $712,000,000  0.228%  Goldman
Capital                                                            Sachs
Inc.